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                               PRICING SUPPLEMENT

                                                Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes



Pricing Supplement No. 41                                 Trade Date: 10/21/02
(To Prospectus dated March 22, 2000 and Prospectus        Issue Date: 10/24/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is October 22, 2002




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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UEP5              $3,991,000.00              4.00%                 04/15/10                 100%

    Interest Payment
       Frequency                                                                Dates and terms of redemption
      (begin date)          Survivor's Option        Subject to Redemption     (including the redemption price)
    ----------------        -----------------        ---------------------     --------------------------------
        11/15/02                   Yes                       Yes                        100% 10/15/03
        monthly                                                                    semi-annually thereafter




                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $3,933,130.50             $57,869.50                $2.00             ABN AMRO Financial
                                                                             Services, Inc.
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